EX 99.1

Sparx Holdings Group, Inc. and Working Dev's Hero LLC Collaborate to Develop Software Application for the Groundbreaking Sparx™ Smart Sprinkler System.

CRANSTON, R.I., June 26, 2023 -- Sparx Holdings Group, Inc. (OTC: SHGI), a fire protection technology company is making significant strides towards its first Sparx™ Smart Sprinkler System prototype. The prototype is intended to transform the fire suppression industry by enhancing the operation of traditional fire sprinklers, with the goal of providing effective suppression performance for buildings with taller ceiling heights, unique architectures, dense storage configurations, or hazardous commodities.

About the Sparx™ Smart Sprinkler System:

The Sparx™ Smart Sprinkler System incorporates wireless battery-powered components that integrate with existing fire sprinklers, combining multi-sensor detection technology with precise electronic sprinkler activation circuitry. Sparx™ Smart Sprinklers use gas, flame, smoke, and temperature sensors to detect fires quickly and accurately. Sparx™ Smart Sprinklers form a network and are designed to communicate with each other and to the Sparx™ Base Station which supervises the network and instructs sprinkler operations in the event of a fire.

The Sparx™ Smart Sprinkler System consists of several key components, including Sparx™ Smart Sprinklers, the Sparx™ Base Station functioning as the central control hub, and the Sparx™ Installation and Commissioning Application.

In terms of prototype development, Sparx Holdings Group, Inc. has successfully constructed the physical housing, printed circuit boards, and embedded software for Sparx™ Smart Sprinklers. The company has shifted their focus towards the hardware and software development for the Sparx™ Base Station and the Sparx™ Installation and Commissioning Application, which are the remaining aspects to be finalized.

Sparx Holdings Group, Inc. has initiated an innovative partnership with Working Dev's Hero LLC, a boutique software development company based in Cranston, RI, to drive forward the development of the Sparx™ Installation and Commissioning Application. Working Dev's Hero LLC is actively creating a cutting-edge software application exclusive to Sparx™ Holdings Group, Inc. to enable installers to effortlessly configure the Sparx™ Smart Sprinkler System by mapping sprinklers onto a building's floor plan and seamlessly uploading the information to the Sparx™ Base Station. The Sparx™ Base Station will use the information provided by the installer to intelligently analyze and identify the ideal sprinklers to activate in the case of a fire, ensuring optimal suppression response and maximum effectiveness.

Developer Build of Sparx Holdings Group, Inc.’s Installation and Commissioning Application Created by Working Dev’s Hero LLC

By joining forces with Working Dev’s Hero LLC, Sparx Holdings Group, Inc. strives to provide the utmost level of excellence and efficiency in mitigating risks to both people and property in the face of fire incidents.

Sparx Holdings Group, Inc. intends to unveil its first functional prototype of Sparx™ Smart Sprinklers in the coming weeks and to begin comprehensive stress testing on these components in the coming months. Having begun receiving investments pursuant to its Regulation A+ Tier II offering, Sparx Holdings Group, Inc. is confident it will have the means to continue its path to success.

Sparx Holdings Group, Inc. warmly welcomes everyone to join them on this transformative journey towards revolutionizing the fire suppression industry and building a safer future for all.

Regulation A+ offering: https://www.sparx-fire.com.

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Company Pitch Deck:

https://s3.amazonaws.com/content.otcmarkets.com/media/947035425/CoZUBuaCpzDXbRb/doc.pdf

Cautionary Language Concerning Forward-Looking Statements:

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential," and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Please refer to the cautionary notes in our Form 8-K filed with the Securities and Exchange Commission regarding the forward-looking statements filed as even date herewith.

Contact:

Sparx Holdings Group, Inc.- Investor Relations and Media Inquiries
Email: info@sparx-fire.com
Website: https://www.sparx-fire.com

Source: Sparx Holdings Group, Inc.